Exhibit 99.1

October 15, 2024

Ivanhoe Electric’s VRB Energy Subsidiary and Red Sun Sign Definitive Agreements for Formation of New Grid Scale Battery Joint Venture

Ivanhoe Electric to Allocate $20 million of Transaction Proceeds to Establish US-Domiciled Vanadium Redox Flow Battery Business

PHOENIX, ARIZONA – Ivanhoe Electric Inc. (“Ivanhoe Electric”) (NYSE American: IE; TSX: IE) Executive Chairman Robert Friedland and President and Chief Executive Officer Taylor Melvin are pleased to announce today the signing of Definitive Agreements (the “Agreements”) between the Company’s 90%-owned subsidiary, VRB Energy Inc. (“VRB Energy”), a subsidiary of privately held Shanxi Red Sun Co., Ltd.  (“Red Sun”), and certain other affiliates, finalizing the terms of the transaction announced on September 23, 2024 (refer to Ivanhoe Electric’s September 23, 2024 news release).

The Joint Venture, which will receive a $35 million capital increase from Red Sun, is being formed to expand manufacturing and sales of vanadium redox flow battery systems. In addition to the formation of the Joint Venture, Ivanhoe Electric and VRB Energy, using $20 million of the transaction proceeds, will establish a separate United States-based vanadium redox battery business, to be located in Arizona.

Mr. Melvin commented: “Today’s signing of the definitive agreements between our VRB Energy subsidiary and Red Sun allows Ivanhoe Electric to retain exposure to growing grid-scale battery markets through the creation of our Joint Venture. This transaction also provides us with $20 million that we will invest in the establishment of a domestic battery assembly facility in Arizona, capable of producing 50 megawatts per year of VRB-ESS® vanadium flow batteries.”

The agreements were signed on October 15, 2024. The establishment of the 51% / 49% joint venture is expected to occur by the end of the month, pending certain other conditions precedent, with several post-transfer matters to be subsequently completed following certain Chinese regulatory filings. Ivanhoe Electric has completed an 8-K filing of the Agreement with the U.S. Securities and Exchange Commission.

About Red Sun

Shanxi Red Sun Co., Ltd (“Red Sun”) is a prominent Asian investment firm specializing in new energy and advanced technologies, with several publicly listed companies under its umbrella. Red Sun's diverse portfolio spans industries such as new energy, new materials, high-end manufacturing, advanced equipment, biopharmaceuticals, modern agriculture, and cultural communication. Guided by a philosophy of sustained financial backing, comprehensive resource allocation, and targeted industrial development, Red Sun has recently expanded its focus to include mineral resources, critical materials, and key technologies in the energy storage supply chain. Moving forward, the group is committed to deepening its investments in new energy storage, positioning itself as a future leader in this rapidly growing sector.

About VRB Energy

VRB Energy is a clean technology innovator that has commercialized the largest vanadium flow battery on the market, the VRB-ESS®, certified to UL1973 product safety standards. VRB-ESS® is best suited for solar photovoltaic integration onto utility grids and industrial sites, as well as backup for electric vehicle charging stations. Vanadium flow battery systems are ideally suited to stabilize isolated microgrids, integrating solar and wind power in a safe, reliable, low-maintenance, and environmentally friendly manner. VRB Energy grid-scale energy storage systems allow for flexible, long-duration energy with proven high performance. VRB Energy is a subsidiary of Ivanhoe Electric. Website: www.vrbenergy.com

About Ivanhoe Electric

We are a U.S. company that combines advanced mineral exploration technologies with electric metals exploration projects predominantly located in the United States. We use our accurate and powerful Typhoon™ geophysical surveying system, together with advanced data analytics provided by our subsidiary, Computational Geosciences Inc., to accelerate and de-risk the mineral exploration process as we seek to discover new deposits of critical metals that may otherwise be undetectable by traditional exploration technologies. We believe the United States is significantly underexplored and has the potential to yield major new discoveries of critical metals. Our mineral exploration efforts focus on copper as well as other metals including nickel, vanadium, cobalt, platinum group elements, gold and silver. Through the advancement of our portfolio of electric metals exploration projects, headlined by the Santa Cruz Copper Project in Arizona and the Tintic Copper-Gold Project in Utah, as well as other exploration projects in the United States, we intend to support United States supply chain independence by finding and delivering the critical metals necessary for the electrification of the economy. We also operate a 50/50 joint venture with Saudi Arabian Mining Company Ma’aden to explore for minerals on ~48,500 km2 of underexplored Arabian Shield in the Kingdom of Saudi Arabia. Website: www.ivanhoeelectric.com.

Contact Information

Mike Patterson

Vice President, Investor Relations and Business Development

Email: mike@ivnelectric.com

Phone: 1-480-601-7878

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Ivanhoe Electric’s Executive Chairman Robert Friedland: @robert_ivanhoe

Ivanhoe Electric: @ivanhoeelectric

Ivanhoe Electric’s investor relations website located at www.ivanhoeelectric.com should be considered Ivanhoe Electric’s recognized distribution channel for purposes of the Securities and Exchange Commission’s Regulation FD.

Forward-Looking Statements

Certain statements in this news release constitute “forward-looking statements” or “forward-looking information” within the meaning of applicable U.S. and Canadian securities laws. Such statements and information involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Ivanhoe Electric, its projects, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Such statements can be identified by the use of words such as “may”, “would”, “could”, “will”, “intend”, “expect”, “believe”, “plan”, “anticipate”, “estimate”, “scheduled”, “forecast”, “predict” and other similar terminology, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. These statements reflect Ivanhoe Electric’s current expectations regarding future events, performance and results and speak only as of the date of this news release.

Such statements in this news release include, without limitation statements regarding the establishment of the Joint Venture by the end of the month, the successful completion of conditions precedent to closing, the successful completion of post-transfer matters following Chinese regulatory filings, the success of the businesses of the Joint Venture, the capital contributions of Red Sun toward the Joint Venture, the establishment, success and funding of a vanadium redox battery manufacturing business located in the Arizona, and other planned or potential developments in the businesses of Ivanhoe Electric.

Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Such statements are subject to significant risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including any inability to negotiate and sign mutually agreeable definitive agreements; any inability to satisfy all applicable closing conditions; changes in the prices of copper or other metals Ivanhoe Electric is exploring for; the results of exploration and drilling activities and/or the failure of exploration programs or studies to deliver anticipated results or results that would justify and support continued exploration, studies, development or operations; the final assessment of exploration results and information that is preliminary; the significant risk and hazards associated with any future mining operations, extensive regulation by the U.S. government as well as local governments; changes in laws, rules or regulations, or their enforcement by applicable authorities; the failure of parties to contracts with Ivanhoe Electric to perform as agreed; and the impact of political, economic and other uncertainties associated with operating in foreign countries, and the impact of the COVID-19 pandemic and the global economy. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risk factors described in Ivanhoe Electric’s Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission at www.sec.gov.

No assurance can be given that such future results will be achieved. Forward-looking statements speak only as of the date of this news release. Ivanhoe Electric cautions you not to place undue reliance on these forward-looking statements. Subject to applicable securities laws, Ivanhoe Electric does not assume any obligation to update or revise the forward-looking statements contained herein to reflect events or circumstances occurring after the date of this news release, and Ivanhoe Electric expressly disclaims any requirement to do so.